UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

CREDEX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation)	000-54142 (Commission File Number)	16-1731286 (I.R.S. Employer Identification Number)

848 Rainbow Blvd, # 2096 Las Vegas, Nevada 89107

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (801) 243-5661

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 13, 2013, Credex Corporation (the “Company”) received approval from the Financial Industry Regulatory Authority (“FINRA”) clearing a ten to one (10:1) forward stock split previously approved by the Company’s board of directors. The record Date for the forward stock split is September 16, 2013. Shares will start to be delivered on September 16, 2013. Upon the effectiveness of the forward stock split, there will be approximately 58,992,500 shares issued and outstanding, as compared to the current 5,899,250 shares outstanding. All records of the Company’s transfer agent, Globex Transfer, LLC will be updated to reflect the change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDEX CORPORATION
Date: September 13, 2013	By:	/s/ Russell Heaton
Russell Heaton
President, Chief Executive Officer, Secretary, Treasurer and Director